Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Airlines Reports
Third-Quarter 2018 Performance

CHICAGO, Oct. 16, 2018 - United Airlines (UAL) today announced its third-quarter 2018 financial results, reporting third-quarter net income of $836 million, diluted earnings per share of $3.06, pre-tax earnings of $1.1 billion and pre-tax margin of 9.6 percent. Tropical storms across the system are estimated to have reduced diluted earnings per share by approximately $0.07. Third-quarter diluted earnings per share increased 42 percent year-over-year. The company recaptured approximately 100 percent of its year-over-year fuel expense increase in the third quarter.
“Our stand-out third-quarter performance, which produced double-digit revenue growth as we more than offset the steep increase in fuel costs, is proof that United is building momentum,” said Oscar Munoz, chief executive officer of United Airlines. “Our growth plan has been essential to our success, and we’re more confident than ever we’ll achieve the ambitious adjusted earnings per share1 target of $11 to $13 we laid out for 2020.”

•
UAL reported third-quarter adjusted net income of $837 million, adjusted diluted earnings per share of $3.06, adjusted pre-tax earnings of $1.1 billion and adjusted pre-tax margin of 9.7 percent.[2] Third-quarter adjusted diluted earnings per share increased 36 percent year-over-year.

•	Consolidated passenger revenue per available seat mile (PRASM) increased 6.1 percent year-over-year, above the high end of the company's third-quarter 2018 guidance range of up 4 percent to 6 percent.

•	Consolidated unit cost per available seat mile (CASM) increased 6.4 percent year-over-year.

•	Consolidated CASM, excluding special charges, third-party business expenses, fuel and profit sharing, decreased 0.4 percent year-over-year.

•	UAL's mid-continent hubs in Chicago, Denver and Houston had year-over-year capacity growth of 9.7 percent in the third quarter and led the system in unit revenue growth performance in the quarter.

•
UAL now expects full-year 2018 adjusted diluted earnings per share[3] to be $8.00 to $8.75. The company currently expects to recapture approximately 90 percent of the estimated $2.5 billion year-over year increase in full-year 2018 fuel expense.

For more information on UAL's fourth-quarter and full-year 2018 guidance, please visit ir.united.com for the company's investor update.

United Airlines Reports Third-Quarter 2018 Performance

Third-Quarter Highlights
Customer Experience

•	Introduced a new boarding process at 1,000 gates around the world, designed to reduce customers' stress by spending less time waiting in line and providing them with improved boarding information.

•	United Airlines MileagePlus loyalty program voted Favorite Frequent-Flyer Program in Trazee Awards.

•	The United Polaris lounge at Chicago O'Hare International Airport voted Best Business Class Lounge in the United States by the 2018 World Airline Awards from Skytrax.

•	Debuted United Corporate Preferred, the industry's newest corporate travel program designed to offer top travel benefits to the company’s most loyal business customers.

•	Launched the redesigned united.com homepage, featuring a more personalized digital experience for each customer.

Operations and Employees

•	In July, UAL had its best consolidated D :00 month of July in history and its highest consolidated load factor month ever.

•	Carried the most-ever customers to their destinations during the summer.

•	Consolidated completion factor at UAL's hubs in Houston, Chicago, Los Angeles and Washington Dulles reached third-quarter record levels.

•
Achieved the top score of 100 percent on the 2018 Disability Equality Index (DEI), a prominent benchmarking metric that rates U.S. companies on their disability inclusion policies and practices, also earning UAL a place on DEI's 2018 "Best Places to Work" list.

Network and Fleet

•
Announced several new international routes, including year-round nonstop service between Washington Dulles and Tel Aviv, Israel, making UAL the only airline to offer nonstop service between the two cities; daily, year-round service between San Francisco and Amsterdam; and nonstop seasonal summer service between Newark/New York and Naples, Italy, and Newark/New York and Prague, all subject to government approval.

•
Added 100 flights and more than 10,000 seats daily to 12 of the country's top ski destinations during the 2018/2019 ski season, more than 8,500 seats from U.S. hubs and eight other U.S. cities connecting more customers than ever to Las Vegas for CES 2019, and more than 204,000 total seats from September through November to popular college football towns including Madison, Wisconsin, and Columbia, South Carolina.

•	Announced orders to purchase 25 new Embraer E-175 and 13 new Boeing 787-9 aircraft.

•	Took delivery of one Boeing 737 MAX 9 aircraft and two used Boeing 767-300 aircraft.

United Airlines Reports Third-Quarter 2018 Performance

Community and Environment

•
Committed to reducing the company’s greenhouse gas emissions by 50 percent by 2050, the only U.S. airline to commit to emissions reductions, further strengthening UAL’s ambition to be the world's most environmentally conscious airline.

•	Launched a Crowdrise fundraising campaign to support those affected by Hurricane Florence, Typhoon Mangkhut, flooding in Western Japan, wildfires in California and other disasters.

•
As part of a previously announced $8 million commitment, announced a $2 million grant to be split between the Community FoodBank of New Jersey, Urban League of Essex County, and Year Up New York, as well as a $1 million grant to First Place for Youth in Los Angeles, and a $1 million grant to the San Francisco Immigrant Legal and Education Network.

Earnings Call
UAL will hold a conference call to discuss third-quarter 2018 financial results and its financial and operational outlook for the fourth quarter and full year of 2018 on Wednesday, October 17, at 9:30 a.m. Central Time /10:30 a.m. Eastern Time. A live, listen-only webcast of the conference call will be available at ir.united.com. The webcast will be available for replay within 24 hours of the conference call and then archived on the website for three months.

About United
United Airlines and United Express operate approximately 4,700 flights a day to 356 airports across five continents. In 2017, United and United Express operated more than 1.6 million flights carrying more than 148 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 760 mainline aircraft and the airline's United Express carriers operate 546 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 193 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United's parent, United Continental Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

1Excludes special charges and the mark-to-market impact of equity investments, the nature of which are not determinable at this time. Accordingly, UAL is not providing earnings guidance on a GAAP basis.

2Excludes special charges, the mark-to-market impact of equity investments and imputed interest on certain capitalized leases. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included in the tables accompanying this release.

3Excludes special charges and the mark-to-market impact of equity investments, the nature of which are not determinable at this time, and imputed interest on certain capitalized leases. Accordingly, UAL is not providing earnings guidance on a GAAP basis.

United Airlines Reports Third-Quarter 2018 Performance

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

-tables attached-

United Airlines Reports Third-Quarter 2018 Performance

On January 1, 2018, United Continental Holdings, Inc. (“UAL”) adopted Accounting Standards Update No. 2014-09 (Topic 606), Revenue from Contracts with Customers, and Accounting Standards Update No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. As such, certain previously reported 2017 figures are adjusted in this report on a basis consistent with the new standards. See the Current Report on Form 8-K filed by UAL with the Securities and Exchange Commission on March 1, 2018 for additional information.
UNITED CONTINENTAL HOLDINGS, INC
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED) (A)

	Three Months Ended September 30,		% Increase/ (Decrease)		Nine Months Ended September 30,		% Increase/ (Decrease)
(In millions, except per share data)	2018	2017			2018	2017
Operating revenue:
Passenger (B)	$10,120	$9,069	11.6		$28,150	$25,873	8.8
Cargo	296	279	6.1		903	790	14.3
Other operating revenue	587	551	6.5		1,759	1,670	5.3
Total operating revenue	11,003	9,899	11.2		30,812	28,333	8.7

Operating expense:
Salaries and related costs	2,930	2,785	5.2		8,534	8,263	3.3
Aircraft fuel	2,572	1,809	42.2		6,927	5,038	37.5
Regional capacity purchase	663	567	16.9		1,963	1,652	18.8
Landing fees and other rent	596	585	1.9		1,757	1,670	5.2
Depreciation and amortization	564	556	1.4		1,662	1,610	3.2
Aircraft maintenance materials and outside repairs	455	451	0.9		1,333	1,377	(3.2)
Distribution expenses	427	377	13.3		1,162	1,081	7.5
Aircraft rent	109	145	(24.8)		355	476	(25.4)
Special charges (C)	17	50	NM		186	145	NM
Other operating expenses	1,467	1,436	2.2		4,293	4,126	4.0
Total operating expense	9,800	8,761	11.9		28,172	25,438	10.7

Operating income	1,203	1,138	5.7		2,640	2,895	(8.8)

Operating margin	10.9%	11.5%	(0.6)	pts.	8.6%	10.2%	(1.6)	pts.
Adjusted operating margin (Non-GAAP)	11.1%	12.0%	(0.9)	pts.	9.2%	10.7%	(1.5)	pts.

Nonoperating income (expense):
Interest expense	(187)	(169)	10.7		(540)	(498)	8.4
Interest capitalized	18	20	(10.0)		51	64	(20.3)
Interest income	28	17	64.7		70	41	70.7
Miscellaneous, net (C)	(1)	(13)	(92.3)		(119)	(82)	45.1
Total nonoperating expense	(142)	(145)	(2.1)		(538)	(475)	13.3

Income before income taxes	1,061	993	6.8		2,102	2,420	(13.1)

Pre-tax margin	9.6%	10.0%	(0.4)	pts.	6.8%	8.5%	(1.7)	pts.
Adjusted pre-tax margin (Non-GAAP)	9.7%	10.5%	(0.8)	pts.	7.7%	9.1%	(1.4)	pts.

Income tax expense (E)	225	348	(35.3)		435	855	(49.1)
Net income	$836	$645	29.6		$1,667	$1,565	6.5

Diluted earnings per share	$3.06	$2.15	42.3		$5.99	$5.09	17.7
Diluted weighted average shares	273.6	300.6	(9.0)		278.0	307.6	(9.6)

NM Not meaningful

United Airlines Reports Third-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
STATISTICS

	Three Months Ended September 30,		% Increase/ (Decrease)		Nine Months Ended September 30,		% Increase/ (Decrease)
	2018	2017			2018	2017
Mainline:
Passengers (thousands)	31,157	29,182	6.8		85,348	81,091	5.2
Revenue passenger miles (millions)	56,787	53,515	6.1		154,382	146,252	5.6
Available seat miles (millions)	65,819	63,183	4.2		183,678	176,710	3.9
Cargo ton miles (millions)	851	830	2.5		2,523	2,406	4.9
Passenger revenue per available seat mile (cents)	12.62	11.93	5.8		12.50	12.03	3.9
Average yield per revenue passenger mile (cents)	14.62	14.09	3.8		14.88	14.53	2.4
Aircraft in fleet at end of period	760	751	1.2		760	751	1.2
Average stage length (miles)	1,807	1,825	(1.0)		1,814	1,817	(0.2)
Average daily utilization of each aircraft (hours: minutes)	11:23	10:58	3.8		10:49	10:30	3.0
Average aircraft fuel price per gallon	$2.29	$1.68	36.3		$2.21	$1.66	33.1
Fuel gallons consumed (millions)	931	909	2.4		2,587	2,537	2.0

Regional:
Passengers (thousands)	11,729	10,120	15.9		33,091	29,563	11.9
Revenue passenger miles (millions)	6,606	5,630	17.3		18,805	16,860	11.5
Available seat miles (millions)	7,862	6,900	13.9		22,682	20,648	9.9
Passenger revenue per available seat mile (cents)	23.10	22.19	4.1		22.86	22.36	2.2
Average yield per revenue passenger mile (cents)	27.49	27.19	1.1		27.57	27.38	0.7
Aircraft in fleet at end of period	546	489	11.7		546	489	11.7
Average stage length (miles)	552	542	1.8		556	558	(0.4)
Average aircraft fuel price per gallon	$2.43	$1.81	34.3		$2.34	$1.77	32.2
Fuel gallons consumed (millions)	180	156	15.4		514	461	11.5

Consolidated (Mainline and Regional):
Passengers (thousands)	42,886	39,302	9.1		118,439	110,654	7.0
Revenue passenger miles (millions)	63,393	59,145	7.2		173,187	163,112	6.2
Available seat miles (millions)	73,681	70,083	5.1		206,360	197,358	4.6
Passenger load factor:
Consolidated	86.0%	84.4%	1.6	pts.	83.9%	82.6%	1.3	pts.
Domestic	86.7%	85.3%	1.4	pts.	85.7%	85.2%	0.5	pts.
International	85.2%	83.3%	1.9	pts.	81.6%	79.5%	2.1	pts.
Passenger revenue per available seat mile (cents)	13.73	12.94	6.1		13.64	13.11	4.0
Total revenue per available seat mile (cents)	14.93	14.12	5.7		14.93	14.36	4.0
Average yield per revenue passenger mile (cents)	15.96	15.33	4.1		16.25	15.86	2.5
Aircraft in fleet at end of period	1,306	1,240	5.3		1,306	1,240	5.3
Average stage length (miles)	1,454	1,480	(1.8)		1,453	1,470	(1.2)
Average full-time equivalent employees (thousands)	89.0	87.3	1.9		87.1	86.2	1.0
Average aircraft fuel price per gallon	$2.32	$1.70	36.5		$2.23	$1.68	32.7
Fuel gallons consumed (millions)	1,111	1,065	4.3		3,101	2,998	3.4

Note: See Part II, Item 6, Selected Financial Data, of UAL's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for definitions of these statistics.

United Airlines Reports Third-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
RETURN ON INVESTED CAPITAL (ROIC) - Non-GAAP
ROIC is a non-GAAP financial measure that UAL believes provides useful supplemental information for management and investors by measuring the effectiveness of the company's operations' use of invested capital to generate profits.

(in millions)	Twelve Months Ended September 30, 2018
Net Operating Profit After Tax ("NOPAT")
Pre-tax income	$2,722
Special charges and MTM losses on equity investments (C):
Impairment of assets	155
MTM losses on equity investments	61
Severance and benefit costs	49
(Gains) losses on sale of assets and other special charges	13
Pre-tax income excluding special charges and MTM losses on equity investments (Non-GAAP)	3,000
add: Interest expense (net of income tax benefit) (a)	707
add: Interest component of capitalized aircraft rent (net of income tax benefit) (a)	243
add: Net interest on pension (net of income tax benefit) (a)	(3)
less: Income taxes paid	(26)
NOPAT (Non-GAAP)	$3,921

Average Invested Capital (five-quarter average)
Total assets	$43,697
add: Capitalized aircraft operating leases (b)	4,005
less: Non-interest bearing liabilities (c)	(17,095)
Average invested capital (Non-GAAP)	$30,607

ROIC (Non-GAAP)	12.8%

(a)
Income tax benefit measured based on the effective cash tax rate. The effective cash tax rate is calculated by dividing cash taxes paid by pre-tax income excluding special charges. For the twelve months ended September 30, 2018, the effective cash tax rate was 0.9%.

(b)
The purpose of this adjustment is to capitalize the impact of aircraft operating leases. The company uses a multiple of seven times its annual aircraft rent expense to estimate the potential capitalized value and related liability of its aircraft. This is a simplified method used by many rating agencies and financial analysts to assist with the impact of operating leases on financial measures like return on invested capital.

(c)	Non-interest bearing liabilities include advance ticket sales, frequent flyer deferred revenue, deferred income taxes and other non-interest bearing liabilities.

United Airlines Reports Third-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION

(A) UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including adjusted operating income (loss), adjusted operating margin, adjusted pre-tax income (loss), adjusted pre-tax margin, adjusted net income (loss), adjusted diluted earnings (loss) per share and CASM, excluding special charges, third-party business expenses, fuel, and profit sharing, among others. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL’s ongoing performance. UAL believes that adjusting for MTM gains and losses on equity investments is useful to investors because those unrealized gains or losses may not ultimately be realized on a cash basis. UAL believes that adjusting for interest expense related to capital leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense.

CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. UAL reports CASM excluding special charges, third-party business expenses, fuel and profit sharing. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties and fuel sales, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Reconciliations of reported non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

	Three Months Ended September 30,		% Increase/ (Decrease)	Nine Months Ended September 30,		% Increase/ (Decrease)
	2018	2017		2018	2017
CASM Mainline Operations (cents)
Cost per available seat mile (CASM) (GAAP)	12.82	11.98	7.0	13.13	12.43	5.6
Special charges (C)	0.03	0.08	NM	0.10	0.08	NM
Third-party business expenses	0.04	0.05	(20.0)	0.04	0.06	(33.3)
Fuel expense	3.25	2.41	34.9	3.12	2.39	30.5
Profit sharing, including taxes	0.19	0.21	(9.5)	0.14	0.17	(17.6)
CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	9.31	9.23	0.9	9.73	9.73	—

CASM Consolidated Operations (cents)
Cost per available seat mile (CASM) (GAAP)	13.30	12.50	6.4	13.65	12.89	5.9
Special charges (C)	0.02	0.07	NM	0.09	0.08	NM
Third-party business expenses	0.04	0.04	—	0.04	0.05	(20.0)
Fuel expense	3.49	2.58	35.3	3.36	2.55	31.8
Profit sharing, including taxes	0.17	0.19	(10.5)	0.12	0.16	(25.0)
CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	9.58	9.62	(0.4)	10.04	10.05	(0.1)
NM Not Meaningful

United Airlines Reports Third-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended September 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)	Nine Months Ended September 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)
(in millions)	2018	2017			2018	2017
Operating expenses (GAAP)	$9,800	$8,761	$1,039	11.9	$28,172	$25,438	$2,734	10.7
Special charges (C)	17	50	(33)	NM	186	145	41	NM
Operating expenses, excluding special charges	9,783	8,711	1,072	12.3	27,986	25,293	2,693	10.6
Adjusted to exclude:
Third-party business expenses	29	33	(4)	(12.1)	89	114	(25)	(21.9)
Fuel expense	2,572	1,809	763	42.2	6,927	5,038	1,889	37.5
Profit sharing, including taxes	127	130	(3)	(2.3)	252	304	(52)	(17.1)
Adjusted operating expenses (Non-GAAP)	$7,055	$6,739	$316	4.7	$20,718	$19,837	$881	4.4

Operating income (GAAP)	$1,203	$1,138	$65	5.7	$2,640	$2,895	$(255)	(8.8)
Adjusted to exclude:
Special charges (C)	17	50	(33)	NM	186	145	41	NM
Adjusted operating income (Non-GAAP)	$1,220	$1,188	$32	2.7	$2,826	$3,040	$(214)	(7.0)

Pre-tax income (GAAP)	$1,061	$993	$68	6.8	$2,102	$2,420	$(318)	(13.1)
Adjusted to exclude:
Special charges (C)	17	50	(33)	NM	186	145	41	NM
MTM (gains) losses on equity investments (C)	(29)	—	(29)	NM	61	—	61	NM
Interest expense on ERJ 145 capital leases (D)	13	—	13	NM	13	—	13	NM
Adjusted pre-tax income (Non-GAAP)	$1,062	$1,043	$19	1.8	$2,362	$2,565	$(203)	(7.9)

Net income (GAAP)	$836	$645	$191	29.6	$1,667	$1,565	$102	6.5
Adjusted to exclude:
Special charges (C)	17	50	(33)	NM	186	145	41	NM
MTM (gains) losses on equity investments (C)	(29)	—	(29)	NM	61	—	61	NM
Interest expense on ERJ 145 capital leases (D)	13	—	13	NM	13	—	13	NM
Income tax expense (benefit) related to adjustments	—	(18)	18	NM	(58)	(52)	(6)	NM
Adjusted net income (Non-GAAP)	$837	$677	$160	23.6	$1,869	$1,658	$211	12.7

Diluted earnings per share (GAAP)	$3.06	$2.15	$0.91	42.3	$5.99	$5.09	$0.90	17.7
Adjusted to exclude:
Special charges (C)	0.06	0.16	(0.10)	NM	0.67	0.47	0.20	NM
MTM (gains) losses on equity investments (C)	(0.11)	—	(0.11)	NM	0.22	—	0.22	NM
Interest expense on ERJ 145 capital leases (D)	0.05	—	0.05	NM	0.05	—	0.05	NM
Income tax expense (benefit) related to adjustments	—	(0.06)	0.06	NM	(0.21)	(0.17)	(0.04)	NM
Adjusted diluted earnings per share (Non-GAAP)	$3.06	$2.25	$0.81	36.0	$6.72	$5.39	$1.33	24.7

NM Not Meaningful

United Airlines Reports Third-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

UAL believes that adjusting capital expenditures for assets acquired through the issuance of debt and capital leases, airport construction financing and excluding fully reimbursable projects is useful to investors in order to appropriately reflect the non-reimbursable funds spent on capital expenditures. UAL also believes that adjusting net cash provided by operating activities for capital expenditures and adjusted capital expenditures is useful to allow investors to evaluate the company’s ability to generate cash that is available for debt service or general corporate initiatives.

	Three Months Ended September 30,		Nine Months Ended September 30,
Capital Expenditures (in millions)	2018	2017	2018	2017
Capital expenditures (GAAP)	$858	$1,120	$2,592	$2,900
Property and equipment acquired through the issuance of debt and capital leases	—	11	139	918
Airport construction financing	—	9	12	41
Fully reimbursable projects	(51)	(58)	(140)	(176)
Adjusted capital expenditures (Non-GAAP)	$807	$1,082	$2,603	$3,683

Free Cash Flow (in millions)
Net cash provided by operating activities (GAAP)	$905	$577	$5,080	$2,685
Less capital expenditures	858	1,120	2,592	2,900
Free cash flow, net of financings (Non-GAAP)	$47	$(543)	$2,488	$(215)

Net cash provided by operating activities (GAAP)	$905	$577	$5,080	$2,685
Less adjusted capital expenditures (Non-GAAP)	807	1,082	2,603	3,683
Free cash flow (Non-GAAP)	$98	$(505)	$2,477	$(998)

United Airlines Reports Third-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NOTES (UNAUDITED)

(B) Select passenger revenue information is as follows (in millions):

	3Q 2018 Passenger Revenue (millions)	Passenger Revenue vs. 3Q 2017	PRASM vs. 3Q 2017	Yield vs. 3Q 2017	Available Seat Miles vs. 3Q 2017

Mainline	$4,489	13.6%	6.8%	5.4%	6.4%
Regional	1,764	18.3%	4.1%	0.8%	13.7%
Domestic	6,253	14.9%	6.7%	5.0%	7.6%

Atlantic	1,933	12.1%	7.1%	1.3%	4.7%
Pacific	1,163	3.4%	5.3%	5.1%	(1.9%)
Latin America	771	(0.8%)	(3.4%)	(1.2%)	2.7%
International	3,867	6.6%	4.5%	2.2%	2.0%

Consolidated	$10,120	11.6%	6.1%	4.1%	5.1%

Mainline	$8,304	10.2%	5.8%	3.8%	4.2%
Regional	1,816	18.6%	4.1%	1.1%	13.9%
Consolidated	$10,120

United Airlines Reports Third-Quarter 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NOTES (UNAUDITED)

(C) Special charges and MTM gains and losses on equity investments include the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
Operating:
Impairment of assets	$11	$15	$145	$15
Severance and benefit costs	9	23	34	101
(Gains) losses on sale of assets and other special charges	(3)	12	7	29
Total special charges	17	50	186	145
Nonoperating MTM (gains) losses on equity investments	(29)	—	61	—
Total special charges and MTM (gains) losses on equity investments	(12)	50	247	145
Income tax benefit related to special charges	(3)	(18)	(41)	(52)
Income tax expense (benefit) related to MTM (gains) losses on equity investments	6	—	(14)	—
Total special charges and MTM (gains) losses on equity investments, net of income taxes	$(9)	$32	$192	$93
Impairment of assets:  In May 2018, the Brazil–United States open skies agreement was ratified, which provides air carriers with unrestricted access between the United States and Brazil. The company determined that the approval of the open skies agreement impaired the entire value of its Brazil route authorities because the agreement removes all limitations or reciprocity requirements for flights between the United States and Brazil. Accordingly, in the second quarter of 2018, the company recorded a $105 million special charge ($82 million net of taxes) to write off the entire value of the intangible asset associated with its Brazil routes. This asset is not part of any collateral pledged against any of the company's borrowings. The company continues to maintain its slot assets related to Brazil since airport access is still regulated by slot allocations that are limited by airport facility constraints. For the three and nine months ended September 30, 2018, the company also recorded $11 million ($9 million net of taxes) and $40 million ($31 million net of taxes), respectively, of fair value adjustments related to aircraft purchased off lease, write-off of unexercised aircraft purchase options and other impairments related to certain fleet types and international slots no longer in use.
During the three months ended September 30, 2017, the company recorded a $15 million ($10 million net of taxes) intangible asset impairment charge related to a maintenance service agreement.
Severance and benefit costs: During the three and nine months ended September 30, 2018, the company recorded severance and benefit costs related to a voluntary early-out program for its technicians and related employees represented by the International Brotherhood of Teamsters of $5 million ($4 million net of taxes) and $19 million ($15 million net of taxes), respectively. In the first quarter of 2017, approximately 1,000 technicians and related employees elected to voluntarily separate from the company and will receive a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through 2018. Also during the three and nine months ended September 30, 2018, the company recorded other management severance of $4 million ($3 million net of taxes) and $15 million ($12 million net of taxes), respectively.
During the three and nine months ended September 30, 2017, the company recorded $16 million ($10 million net of taxes) and $73 million ($47 million net of taxes), respectively, of severance and benefit costs related to the voluntary early-out program for its technicians and related employees, and $7 million ($5 million net of taxes) and $28 million ($18 million net of taxes), respectively, of management severance.
(Gains) losses on sale of assets and other special charges: During the three and nine months ended September 30, 2018, the company recorded $3 million ($2 million net of taxes) of gains primarily related to the sale of aircraft engines and $7 million ($5 million net of taxes) of losses primarily related to contract termination of regional aircraft operations in Guam, respectively.
During the three months ended September 30, 2017, the company recorded $12 million ($7 million net of taxes) of charges primarily related to damages from tropical storms. During the nine months ended September 30, 2017, in addition to the $12 million of third-quarter charges, the company recorded $17 million ($11 million net of taxes) of charges primarily associated with aircraft gains and losses.
MTM gains and losses on equity investments: During the three and nine months ended September 30, 2018, the company recorded gains of $29 million ($23 million net of taxes) and losses of $61 million ($47 million net of taxes), respectively, for the change in market value of certain of its equity investments. For equity investments subject to MTM accounting, the company records gains and losses to Nonoperating income (expense): Miscellaneous, net in its statements of consolidated operations.
(D) Interest expense related to capital leases of Embraer ERJ 145 aircraft
During the third quarter of 2018, United entered into an agreement with the lessor of 54 Embraer ERJ 145 aircraft to purchase those aircraft in 2019. The provisions of the new lease agreement resulted in a change in accounting classification of these new leases from operating leases to capital leases up until the purchase date. The company recognized $13 million of additional interest expense in the third quarter as a result of this change.

United Airlines Reports Third-Quarter 2018 Performance

(E) Effective tax rate
The company's effective tax rate for the three and nine months ended September 30, 2018 was 21.2% and 20.7%, respectively, and the effective tax rate for the three and nine months ended September 30, 2017 was 35.0% and 35.3%, respectively. The effective tax rate represents a blend of federal, state and foreign taxes and included the impact of certain nondeductible items. The effective tax rate for the three and nine months ended September 30, 2018 also reflects the reduced federal corporate income tax rate as a result of the enactment of the Tax Cuts and Jobs Act (the "Tax Act") in December 2017 and the impact of a change in the company's mix of domestic and foreign earnings. The company continues to analyze the different aspects of the Tax Act which could potentially affect the provisional estimates that were recorded at December 31, 2017.

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